Subject to Completion: PROSPECTUS SUPPLEMENT
                   (To Prospectus dated February 27, 2003)
                   Preliminary Prospectus Supplement dated October 4, 2004

Principal Protected Notes

UBS AG $___ NOTES LINKED TO THE CONSUMER PRICE INDEX AND THE S&P 500(R) INDEX DUE _______

Issuer:                          UBS AG

Maturity Date:                   We currently expect that the Notes will mature
                                 on a date between November __, 2011 and
                                 November __, 2012. The maturity date will be determined on October __, 2004 (the "trade date") and set forth in the prospectus supplement.

Underlying Indices:              The return on the Notes is linked to the
                                 performance of the non-seasonally adjusted U.S.
                                 City Average All Items Consumer Price Index for
                                 All Urban Consumers (the "Consumer Price Index" or "CPI"), as reported by the Bureau of Labor
                                 Statistics of the U.S. Department of Labor (the
                                 "Bureau of Labor Statistics"), and to the S&P
                                 500(R) Index (the "S&P Index" and together with the CPI, the "Indices").


Annual Interest Payments:        You will receive an annual interest payment on
                                 each one year anniversary of October __, 2004
                                 (the "closing date"), beginning in 2005 (each, an "interest payment date"). The final prorated annual interest payment will be made on the stated maturity date. The annual rate of interest will be equal to the positive percentage change, if any, in the CPI for the relevant period in which interest is calculated
                                 (the "CPI return").

Principal Protection:            100% at maturity

Payment at Maturity:             At maturity, we will pay you, per $1,000
                                 principal amount of your Notes, an amount equal to the greater of (i) $1,000 or (ii) $1,000 + the equity payment.

Equity Payment:                  The equity payment per $1,000 principal amount
                                 of the Notes will be equal to:

                                 $1,000 x (the sum of the capped quarterly returns - the Total CPI return)

                                 The sum of the capped quarterly returns may be negative or less than the Total CPI return. Therefore, there may be no equity payment payable at maturity.

Total CPI Return:                The sum of the positive CPI returns over the
                                 term of the Notes.

Capped Quarterly S&P Return:     Each quarterly return, expressed as a
                                 percentage, is subject to a 4.00% cap.

Quarterly S&P Return:            S&P Index ending level - S&P Index starting
                                 level
                                 -----------------------------------------------
                                            S&P Index starting level

S&P Index starting level:        The S&P Index starting level for the first
                                 quarter will be the closing level of the S&P
                                 Index on the last business day of October 2004 and will thereafter be the S&P Index ending level from the prior quarter.

S&P Index ending level:          The S&P Index ending level will be the closing
                                 level of the S&P Index on the quarterly S&P observation date for that quarter.

Quarterly S&P Observation        The last business day of  January, April, July
  Dates:                         and October, beginning in January 2005 and
                                 ending on the final valuation date.
CUSIP Number:                    _____

No Listing:                      The Notes will not be listed or displayed on
                                 any securities exchange, the Nasdaq National
                                 Market System or any electronic communications network.

Booking Branch:                  UBS AG, Jersey Branch

SEE "RISK FACTORS" BEGINNING ON PAGE S-12 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ...........
Total ..............



UBS INVESTMENT BANK                     UBS FINANCIAL SERVICES INC.
Prospectus Supplement dated October __, 2004              [UBS Logo Omitted] UBS

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The Principal Protected Notes (the "Notes") are medium-term notes issued by UBS offering full principal protection and annual interest payments based on the annual percentage increase of the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "Consumer Price Index" or "CPI"), as reported by the Bureau of Labor Statistics of the U.S. Department of Labor (the "Bureau of Labor Statistics"). The CPI is widely used as a measure of inflation in the United States economy. At maturity, the return on the Notes will be linked to the performance of the S&P 500(R) Index (the "S&P Index" and together with the CPI, the "Indices") offset by any positive CPI returns (as described below) over the term of the Notes. Although the return on the Notes is linked to both the CPI and the S&P Index, the performance of one Index is not necessarily correlated to the performance of the other Index.

Investors may receive a payment at maturity in excess of their original principal investment only if the sum of the capped quarterly S&P returns is greater than the Total CPI return (as described below) over the term of the Notes.

At maturity, the cash payment per $1,000 principal amount of the Notes will be equal to the greater of:

1)       $1,000
          or
2)       $1,000 + the equity payment, if any

The "equity payment" will be equal to the product of $1,000 and the sum of the capped quarterly S&P returns minus the Total CPI return. Any negative quarterly S&P return will reduce the equity payment.

Each quarterly S&P return will be subject to a 4.00% cap (the "capped quarterly S&P return"). The "quarterly S&P return" will be an amount for each quarterly period calculated as follows:

                S&P Index ending level - S&P Index starting level
                -------------------------------------------------
                            S&P Index starting level

The "S&P Index starting level" for the first quarter will be the closing level of the S&P Index on the last business day of October 2004. For each quarter thereafter, the S&P Index starting level will be the S&P Index ending level from the prior quarter.

The "S&P Index ending level" for each quarter will be the closing level of the S&P Index on the quarterly S&P observation date for that quarter.

The "quarterly S&P observation date" for each quarter will be the last business day of January, April, July and October, beginning in January 2005 and ending on the final valuation date.

The "Total CPI return" will be equal to the sum of the positive CPI returns over the term of the Notes.

An "annual interest payment" will be paid annually on each interest payment date based on the increase in the CPI over the relevant 12-month period. If the CPI declines or does not increase during any such period, you will not receive an annual interest payment on the interest payment date. A prorated annual interest payment will be paid on the stated maturity date.

An "interest payment date" will be each one year anniversary of October __, 2004 (the "closing date") beginning in 2005 and ending in 2011 and the stated maturity date of your Notes. If any interest payment date falls on a day that is not a business day, payment will be made on the immediately succeeding business day and no interest will accrue as a result of the delayed payment.

Each annual interest payment will be an amount, if any, per $1,000 principal amount of your Notes equal to $1,000 x the CPI return.

The "CPI return" will be calculated as follows: CPI ending level - CPI starting level
                                                --------------------------------
                                                        CPI starting level

The "CPI starting level" for the first period will be __, which is the CPI level for August 2004, as reported by the Bureau of Labor Statistics as of October __, 2004 (the "trade date"). For each year thereafter, the CPI starting level will be the CPI ending level for the previous period.

The "CPI ending level" will be the CPI level for August in the year of the relevant interest payment date, as reported by the Bureau of Labor Statistics. For purposes of the prorated annual interest payment made on the stated maturity date, the CPI ending level will be the CPI level for o (the month that is two months prior to the stated maturity date, to be determined on the trade date), as reported by the Bureau of Labor Statistics.

For further information on how to calculate your return at maturity and the annual interest payments, see "What are the steps to calculate payment at maturity?" on page S-4 and "What are the steps to calculate the annual interest payments?" on page S-5.

THERE WILL BE NO EQUITY PAYMENT PAYABLE AT MATURITY IF THE SUM OF THE CAPPED QUARTERLY S&P RETURNS IS NEGATIVE OR IF IT IS LESS THAN THE TOTAL CPI RETURN. YOU MAY RECEIVE LITTLE OR NO INTEREST ON SOME OR ALL OF THE INTEREST PAYMENT DATES BECAUSE THERE MAY BE LITTLE OR NO INCREASE IN THE LEVEL OF THE CPI IN ANY PERIOD IN WHICH INTEREST IS CALCULATED.

SELECTED PURCHASE CONSIDERATIONS

> INTEREST PAYMENTS--You will receive an annual interest payment on each interest payment date which will equal the positive increase, if any, in the CPI for that period.

> PRESERVATION OF CAPITAL--You will receive at least $1,000 per $1,000 principal amount of your Notes if you hold the Notes to maturity, regardless of the performance of the Indices.

> GROWTH POTENTIAL--The value of the Notes at maturity is based on the sum of the capped quarterly S&P returns less the Total CPI return, potentially enabling you to participate in increases in the level of the S&P Index to the extent that such increases are not offset by any positive change in the CPI over the term of the Notes.

>    MINIMUM INVESTMENT--$1,000 and integrals of $1,000 thereof.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-12.

> THE CAPPED QUARTERLY S&P RETURN AND THE REDUCTION OF THE EQUITY PAYMENT BY THE TOTAL CPI RETURN LIMITS YOUR POTENTIAL PAYMENT AT MATURITY--Your investment in the Notes may not perform as well as an investment in a security whose return is based solely on the performance of the S&P Index. Your ability to participate in the appreciation of the S&P Index is capped at 4.00% in any quarter. In contrast, an investment in an uncapped security linked to the performance of the S&P Index will not limit an investor's participation in the appreciation of the S&P Index. In addition, the sum of the capped quarterly S&P returns may be partially or fully offset by the Total CPI return, further limiting the amount you will receive at maturity.

> THE ANNUAL INTEREST PAYMENTS ARE BASED ON THE MOVEMENT OF THE LEVEL OF THE CPI, WHICH MAY NOT INCREASE--The amount of interest payable on each interest payment date depends on the percentage increase in the CPI over the relevant period. In any period in which interest is calculated the CPI return could be zero or negative if the CPI for the applicable period does not increase, which is likely to occur over periods of deflation or little or no inflation. You may therefore receive little or no interest on some or all of the interest payment dates.

> NO DIVIDEND PAYMENTS--You will not receive any dividend payments or other distributions on the securities included in the S&P Index (the "S&P Index Constituent Stocks").

> NO PRINCIPAL PROTECTION UNLESS YOU HOLD THE NOTES TO MATURITY--You will be entitled to receive a minimum payment of $1,000 per $1,000 principal amount of the Notes only if you hold your Notes to maturity. The market value of the Notes may fluctuate between the date you purchase them and the final valuation date. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a loss. You should be willing to hold your Notes to maturity.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

>    You are willing to hold the Notes to maturity.

> You seek an investment that pays interest based on a possible increase in inflation as measureD by the CPI.

> You seek an investment with a return partially linked to the performance of the S&P Index.

> You seek an investment that offers principal protection when held to maturity.

> You seek current income from this investment and you believe that inflation as measured by the CPI will increase over the term of the Notes.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

>    You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

> You prefer an investment which does not pay interest payments based on a possible increase in inflation as measured by the CPI.

> You seek an investment that is exposed to the full upside performance of the S&P Index and you are willing to make an investment that is exposed to the full downside performance risk of the S&P Index.

>    You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

> In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes will be treated as a single debt instrument subject to special rules governing contingent debt instruments for United States federal income tax purposes. Under these rules, you will generally be required to pay taxes on ordinary income from the Notes over their term based upon a comparable yield of the Notes, plus or minus any positive or negative adjustments if the cash interest you receive is more or less than the projected amount of contingent interest, even though your actual interest payments may be different. Your cost basis in your Notes will be increased by the amount you are required to include in income. We have determined that the comparable yield is equal to __% per annum, compounded semiannually. This comparable yield is neither a prediction nor a guarantee of what the annual interest payments or the equity payment will be, or that the actual interest payments or equity payment will even exceed zero.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including tax consequences applicable to non-United States persons and persons who purchase the Notes in the secondary market, please see the discussion under "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-37.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1: CALCULATE THE SUM OF THE CAPPED S&P QUARTERLY RETURNS

The "capped quarterly S&P return" for any quarter will be the quarterly S&P return for that quarter, subject to a 4.00% cap.

The "quarterly S&P return" for any quarter will be calculated based on the level of the S&P Index at the beginning of the quarter relative to the level of the S&P Index at the end of that quarter and is calculated as follows:

                S&P Index Ending Level - S&P Index Starting Level
                ------------------------------------------------
                            S&P Index Starting Level

The "S&P Index starting level" for the first quarter will be the closing level of the S&P Index on the last business day of October 2004 and for each quarter thereafter will be the S&P Index ending level from the prior quarter.

The "S&P Index ending level" will be the closing level of the S&P Index on the quarterly S&P observation date for that quarter.

The "quarterly S&P observation date" for each quarter will be the last business day of January, April, July and October, beginning in January 2005 and ending on the final valuation date.

STEP 2: CALCULATE THE TOTAL CPI RETURN
-------------------------------------

The "Total CPI return" will be equal to the sum of the positive CPI returns over the term of the Notes. For further information on how to calculate the CPI return, see "What are the steps to calculate the annual interest payments" on page S-5.

STEP 3: CALCULATE THE EQUITY PAYMENT
------------------------------------

The "equity payment" is equal to the product of:

>      $1,000 and

>      the sum of the capped quarterly S&P returns minus the Total CPI return.

STEP 4: CALCULATE THE PAYMENT AT MATURITY
-----------------------------------------

At maturity, you will receive a cash payment per $1,000 principal amount of your Notes equal to the greater of:

>      $1,000 and

>      $1,000 + the equity payment

YOU WILL NOT RECEIVE LESS THAN $1,000 PER $1,000 PRINCIPAL AMOUNT OF THE NOTES IF YOU HOLD THE NOTES TO MATURITY.

WHAT ARE THE STEPS TO CALCULATE THE ANNUAL INTEREST PAYMENTS?

Set forth below is an explanation of the steps necessary to calculate the annual interest payment on the Notes for each 12-month period.

STEP 1: CALCULATE THE CPI RETURN
--------------------------------

The "CPI return" for any 12-month period will be calculated based on the level of the CPI in August in the year prior to the year of the respective interest payment date relative to the level of the CPI in August in the year of the respective interest payment date and is calculated as follows:

                      CPI Ending Level - CPI Starting Level
                      -------------------------------------
                               CPI Starting Level

The "CPI starting level" for the first 12-month period will be __, the level of the CPI for August 2004 as reported by the Bureau of Labor Statistics as of the trade date. The CPI starting level for each subsequent 12-month period will be the CPI ending level from the previous period, as reported by the Bureau of Labor Statistics.

The "CPI ending level" will be the CPI level for August in the year of the relevant interest payment date, as reported by the Bureau of Labor Statistics. For purposes of the prorated annual interest payment made on the stated maturity date, the CPI ending level will be the CPI level for ____ (the month that is two months prior to the state maturity date, to be determined on the trade date), as reported by the Bureau of Labor Statistics.

STEP 2: CALCULATE THE ANNUAL INTEREST PAYMENT
---------------------------------------------

On each interest payment date, you will receive an annual interest payment per $1,000 principal amount of your Notes that is calculated as follows:

                               $1,000 x CPI return

YOU MAY RECEIVE LITTLE OR NO INTEREST ON SOME OR ALL OF THE INTEREST PAYMENT DATES BECAUSE THERE MAY BE LITTLE OR NO INCREASE IN THE LEVEL OF THE CPI IN ANY PERIOD IN WHICH INTEREST IS CALCULATED.

EXAMPLE 1

In this example, we assume that the S&P Index rises by 3% in each quarter over the term of the Notes, from an S&P Index starting level for the first quarter of 1100 to 2670 on the final valuation date. The S&P Index starting level for the first quarter will be the closing level of the S&P Index on the last business day of October 2004. The Total CPI return is assumed to be 20.0% and the sum of the capped quarterly S&P returns is assumed to be 90.0%. Values in this example are hypothetical and rounded for ease of analysis.

         -----------------------------  -----------------------------  ------------------------------   ----------------------------
                  2004-2005                      2005-2006                       2006-2007                     2007-2008
         -----------------------------  -----------------------------  ------------------------------   ----------------------------
                               CAPPED                        CAPPED                          CAPPED                        CAPPED
         S&P 500 QUARTERLY   QUARTERLY  S&P 500  QUARTERLY  QUARTERLY   S&P 500  QUARTERLY  QUARTERLY   S&P 500  QUARTERLY QUARTERLY
          INDEX     S&P         S&P      INDEX      S&P        S&P       INDEX      S&P        S&P       INDEX      S&P      S&P
          LEVEL   RETURN      RETURN     LEVEL     RETURN    RETURN      LEVEL    RETURN     RETURN      LEVEL    RETURN    RETURN
         -----------------------------  -----------------------------  ------------------------------   ----------------------------
OCTOBER    1100                           1238      3.0%      3.0%       1393      3.0%       3.0%       1568      3.0%      3.0%
JANUARY    1133    3.0%         3.0%      1275      3.0%      3.0%       1435      3.0%       3.0%       1615      3.0%      3.0%
APRIL      1167    3.0%         3.0%      1313      3.0%      3.0%       1478      3.0%       3.0%       1664      3.0%      3.0%
JULY       1202    3.0%         3.0%      1353      3.0%      3.0%       1523      3.0%       3.0%       1714      3.0%      3.0%
         -----------------------------  -----------------------------  ------------------------------   ----------------------------

         -----------------------------  -----------------------------  ------------------------------   ----------------------------
                 2008-2009                       2009-2010                       2010-2011                      2011-2012
         -----------------------------  -----------------------------  ------------------------------   ----------------------------
                               CAPPED                        CAPPED                          CAPPED                        CAPPED
         S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY  QUARTERLY   S&P 500  QUARTERLY  QUARTERLY   S&P 500  QUARTERLY QUARTERLY
          INDEX     S&P          S&P     INDEX      S&P        S&P       INDEX      S&P        S&P       INDEX      S&P      S&P
          LEVEL   RETURN       RETURN    LEVEL     RETURN    RETURN      LEVEL    RETURN     RETURN      LEVEL    RETURN    RETURN
         -----------------------------  -----------------------------  ------------------------------   ----------------------------
OCTOBER    1765    3.0%         3.0%      1987      3.0%      3.0%       2236      3.0%       3.0%       2517      3.0%      3.0%
JANUARY    1818    3.0%         3.0%      2046      3.0%      3.0%       2303      3.0%       3.0%       2592      3.0%      3.0%
APRIL      1873    3.0%         3.0%      2108      3.0%      3.0%       2372      3.0%       3.0%       2670      3.0%      3.0%
JULY       1929    3.0%         3.0%      2171      3.0%      3.0%       2443      3.0%       3.0%
         -----------------------------  -----------------------------  ------------------------------   ----------------------------

--------------------------------------------------------------------------------
OTHER ASSUMPTIONS:
--------------------------------------------------------------------------------

Term of the Notes:                                  7.5 years
Principal Amount:                                   $1,000
Capped Quarterly S&P Return:                        4.0%

-------------------------------------------------------------------------------
CALCULATIONS:
-------------------------------------------------------------------------------

CALCULATION OF PAYMENT PER $1,000 PRINCIPAL AMOUNT OF THE NOTES
---------------------------------------------------------------

STEP 1: CALCULATE THE SUM OF THE CAPPED QUARTERLY S&P RETURNS
-------------------------------------------------------------
Based on the table above, the sum of the capped quarterly S&P Returns:    90.0%

STEP 2: CALCULATE THE TOTAL CPI RETURN
--------------------------------------
For purposes of this example, we assume a 20.0% Total CPI return:         20.0%

STEP 3: CALCULATE THE EQUITY PAYMENT
------------------------------------
Equal to the sum of the capped quarterly S&P returns minus the Total CPI return
    90.0% - 20.0% =                                                       70.0%

STEP 4: CALCULATE THE PAYMENT AT MATURITY
-----------------------------------------
In addition to the annual interest payments over the term of the Notes, at maturity investors will receive a cash payment equal to the greater of:

    (i)  $1,000
         OR
    (ii) $1,000 plus the equity payment
         $1,000 + ($1,000 x 70%)                                         $1,700

TO SEE AN ILLUSTRATION OF THE RELATIONSHIP BETWEEN THE TOTAL CPI RETURN AND THE SUM OF THE CAPPED QUARTERLY S&P RETURNS AND THE EFFECT EACH HAS ON THE EQUITY PAYMENT, SEE "EQUITY PAYMENT SENSITIVITY TABLE" ON PAGE S-11.

INVESTOR RECEIVES A TOTAL OF $1,900 OVER THE TERM OF THE NOTES (90% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

CALCULATION OF COMPARATIVE RETURN ON A HYPOTHETICAL DIRECT 7.5-YEAR INVESTMENT IN THE S&P INDEX
--------------------------------------------------------------------------------
Payment at Maturity:
Principal Amount x (S&P Index ending level / S&P Index starting level)
    $1,000 x (2670 / 1100) =                                             $2,427

INVESTOR WOULD RECEIVE $2,427 AT MATURITY (143% TOTAL RETURN ON A HYPOTHETICAL DIRECT INVESTMENT IN THE S&P INDEX).

EXAMPLE 2

In this example, we assume that the S&P Index rises by 5% in each quarter over the term of the Notes, from an S&P Index starting level for the first quarter of 1100 to 4754 on the final valuation date. The S&P Index starting level for the first quarter will be the closing level of the S&P Index on the last business day of October 2004. The Total CPI return is assumed to be 20.0% and the sum of the capped quarterly S&P returns is assumed to be 120.0%. Values in this example are hypothetical and rounded for ease of analysis.

         -----------------------------  -----------------------------  ------------------------------   ----------------------------
                  2004-2005                      2005-2006                      2006-2007                      2007-2008
         -----------------------------  -----------------------------  ------------------------------   ----------------------------
                               CAPPED                        CAPPED                          CAPPED                        CAPPED
         S&P 500  QUARTERLY   QUARTERLY S&P 500  QUARTERLY  QUARTERLY   S&P 500  QUARTERLY  QUARTERLY   S&P 500 QUARTERLY  QUARTERLY
          INDEX     S&P          S&P     INDEX      S&P        S&P       INDEX      S&P        S&P       INDEX      S&P      S&P
          LEVEL    RETURN      RETURN    LEVEL     RETURN    RETURN      LEVEL    RETURN     RETURN      LEVEL    RETURN    RETURN
         -----------------------------  -----------------------------  ------------------------------   ----------------------------

OCTOBER    1100                           1337      5.00%     4.00%      1625      5.00%      4.00%      1975      5.00%     4.00%
JANUARY    1155    5.00%        4.00%     1404      5.00%     4.00%      1706      5.00%      4.00%      2074      5.00%     4.00%
APRIL      1213    5.00%        4.00%     1474      5.00%     4.00%      1792      5.00%      4.00%      2178      5.00%     4.00%
JULY       1273    5.00%        4.00%     1548      5.00%     4.00%      1881      5.00%      4.00%      2287      5.00%     4.00%
         -----------------------------  -----------------------------  ------------------------------   ----------------------------
         -----------------------------   ----------------------------- -----------------------------   -----------------------------
                2008-2009                        2009-2010                        2010-2011                        2011-2012
         -----------------------------  -----------------------------   ------------------------------   ---------------------------
                               CAPPED                        CAPPED                           CAPPED                        CAPPED
         S&P 500  QUARTERLY   QUARTERLY S&P 500  QUARTERLY  QUARTERLY    S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY QUARTERLY
          INDEX     S&P          S&P     INDEX      S&P        S&P       INDEX      S&P        S&P       INDEX      S&P       S&P
          LEVEL    RETURN      RETURN    LEVEL     RETURN    RETURN      LEVEL     RETURN     RETURN      LEVEL    RETURN    RETURN
         -----------------------------  -----------------------------  ------------------------------   ----------------------------
OCTOBER    2401    5.00%        4.00%     2919      5.00%     4.00%       3548      5.0%       4.0%       4312      5.0%      4.0%
JANUARY    2521    5.00%        4.00%     3065      5.00%     4.00%       3725      5.0%       4.0%       4528      5.0%      4.0%
APRIL      2647    5.00%        4.00%     3218      5.00%     4.00%       3911      5.0%       4.0%       4754      5.0%      4.0%
JULY       2780    5.00%        4.00%     3379      5.00%     4.00%       4107      5.0%       4.0%
-----------------------------  -----------------------------   ------------------------------   ---------------------------

--------------------------------------------------------------------------------
OTHER ASSUMPTIONS:
--------------------------------------------------------------------------------

Term of the Notes:                                  7.5 years
Principal Amount:                                   $1,000
Capped Quarterly S&P Return:                        4.0%

--------------------------------------------------------------------------------
CALCULATIONS:
--------------------------------------------------------------------------------

CALCULATION OF PAYMENT PER $1,000 PRINCIPAL AMOUNT OF THE NOTES
---------------------------------------------------------------

STEP 1: CALCULATE THE SUM OF THE CAPPED QUARTERLY S&P RETURNS
-------------------------------------------------------------
Based on the table above, the sum of the capped quarterly S&P Returns:   120.0%

STEP 2: CALCULATE THE TOTAL CPI RETURN
--------------------------------------
For purposes of this example, we assume a 20.0% Total CPI return:         20.0%

STEP 3: CALCULATE THE EQUITY PAYMENT
------------------------------------
Equal to the Sum of capped quarterly S&P returns minus the Total CPI return
    120.0% - 20.0% =                                                     100.0%

STEP 4: CALCULATE THE PAYMENT AT MATURITY
-----------------------------------------
In addition to the annual interest payments over the term of the Notes, at maturity investors will receive a cash payment equal to the greater of:

    (i)  $1,000
         OR
    (ii) $1,000 plus the equity payment
         $1,000 + ($1,000 x 100%)                                        $2,000

TO SEE AN ILLUSTRATION OF THE RELATIONSHIP BETWEEN THE TOTAL CPI RETURN AND THE SUM OF THE CAPPED QUARTERLY S&P RETURNS AND THE EFFECT EACH HAS ON THE EQUITY PAYMENT, SEE "EQUITY PAYMENT SENSITIVITY TABLE" ON PAGE S-11.

INVESTOR RECEIVES A TOTAL OF $2,200 OVER THE TERM OF THE NOTES (120% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

CALCULATION OF COMPARATIVE RETURN ON A HYPOTHETICAL DIRECT 7.5-YEAR INVESTMENT IN THE S&P INDEX
--------------------------------------------------------------------------------
Payment at Maturity:

Principal Amount x (S&P Index ending level / S&P Index starting level)
    $1,000 x (4754 / 1100) =                                             $4,322

INVESTOR WOULD RECEIVE $4,322 AT MATURITY (332% TOTAL RETURN ON A HYPOTHETICAL DIRECT INVESTMENT IN THE S&P INDEX).

EXAMPLE 3

In this example, we assume that the S&P Index falls by 3% in each quarter over the term of the Notes, from an S&P Index starting level for the first quarter of 1100 to 441 on the final valuation date. The S&P Index starting level for the first quarter will be the closing level of the S&P Index on the last business day of October 2004. The Total CPI return is assumed to be 20.0% and the sum of the capped quarterly S&P returns is assumed to be (-90%). Values in this example are hypothetical and rounded for ease of analysis.

         -----------------------------   ----------------------------- -----------------------------   -----------------------------
                2004-2005                         2005-2006                      2006-2007                     2007-2008
         -----------------------------   ----------------------------- ------------------------------   ----------------------------
                               CAPPED                         CAPPED                         CAPPED                         CAPPED
         S&P 500  QUARTERLY   QUARTERLY  S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY  QUARTERLY
          INDEX     S&P          S&P      INDEX      S&P        S&P     INDEX      S&P        S&P       INDEX      S&P        S&P
          LEVEL    RETURN      RETURN     LEVEL     RETURN    RETURN    LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
         -----------------------------   ----------------------------- -----------------------------   -----------------------------
OCTOBER    1100                            974       -3.0%     -3.0%      862      -3.0%      -3.0%       763     -3.0%      -3.0%
JANUARY    1067    -3.0%        -3.0%      945       -3.0%     -3.0%      836      -3.0%      -3.0%       740     -3.0%      -3.0%
APRIL      1035    -3.0%        -3.0%      916       -3.0%     -3.0%      811      -3.0%      -3.0%       718     -3.0%      -3.0%
JULY       1004    -3.0%        -3.0%      889       -3.0%     -3.0%      787      -3.0%      -3.0%       697     -3.0%      -3.0%
         -----------------------------   ----------------------------- -----------------------------   -----------------------------
         -----------------------------   ----------------------------- -----------------------------   -----------------------------
                2008-2009                         2009-2010                      2010-2011                      2011-2012
         -----------------------------   ----------------------------- ------------------------------   ----------------------------
                               CAPPED                         CAPPED                         CAPPED                         CAPPED
         S&P 500  QUARTERLY   QUARTERLY  S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY  QUARTERLY
          INDEX     S&P          S&P      INDEX      S&P        S&P     INDEX      S&P        S&P       INDEX      S&P        S&P
          LEVEL    RETURN      RETURN     LEVEL     RETURN    RETURN    LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
         -----------------------------   ----------------------------- -----------------------------   -----------------------------
OCTOBER    676      -3.0%       -3.0%      598      -3.0%      -3.0%     530      -3.0%       -3.0%      469      -3.0%      -3.0%
JANUARY    655      -3.0%       -3.0%      580      -3.0%      -3.0%     514      -3.0%       -3.0%      455      -3.0%      -3.0%
APRIL      636      -3.0%       -3.0%      563      -3.0%      -3.0%     498      -3.0%       -3.0%      441      -3.0%      -3.0%
JULY       617      -3.0%       -3.0%      546      -3.0%      -3.0%     483      -3.0%       -3.0%
         -----------------------------   ----------------------------- -----------------------------   -----------------------------

--------------------------------------------------------------------------------
OTHER ASSUMPTIONS:
--------------------------------------------------------------------------------
Term of the Notes:                                  7.5 years
Principal Amount:                                   $1,000
Capped Quarterly S&P Return:                        4.0%

--------------------------------------------------------------------------------
CALCULATIONS:
--------------------------------------------------------------------------------

CALCULATION OF PAYMENT PER $1,000 PRINCIPAL AMOUNT OF THE NOTES
---------------------------------------------------------------

STEP 1: CALCULATE THE SUM OF THE CAPPED QUARTERLY S&P RETURNS
-------------------------------------------------------------
Based on the table above, the sum of the capped quarterly
    S&P Returns:                                            -90.0%

STEP 2: CALCULATE THE TOTAL CPI RETURN
--------------------------------------
For purposes of this example, we assume a 20.0% Total CPI
    return:                                                 20.0%

STEP 3: CALCULATE THE EQUITY PAYMENT
------------------------------------
Equal to the Sum of capped quarterly S&P returns minus the Total CPI return
    -90.0% - 20.0% =                                      -110.0%

STEP 4: CALCULATE THE PAYMENT AT MATURITY
-----------------------------------------
In addition to the annual interest payments over the term of the Notes, at maturity investors will receive a cash payment equal to the greater of:

    (i)  $1,000
         OR
    (ii) $1,000 plus the equity payment
         $1,000 + ($1,000 x (-90.0%))                      $1,000

TO SEE AN ILLUSTRATION OF THE RELATIONSHIP BETWEEN THE TOTAL CPI RETURN AND THE SUM OF THE CAPPED QUARTERLY S&P RETURNS AND THE EFFECT EACH HAS ON THE EQUITY PAYMENT, SEE "EQUITY PAYMENT SENSITIVITY TABLE" ON PAGE S-11.

INVESTOR RECEIVES A TOTAL OF $1,200 OVER THE TERM OF THE NOTES (20% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

CALCULATION OF COMPARATIVE RETURN ON A HYPOTHETICAL DIRECT 7.5-YEAR INVESTMENT
 IN THE S&P INDEX
------------------------------------------------------------------------------
Payment at Maturity:

Principal Amount x (S&P Index ending level / S&P Index
    starting level) $1,000 x (441 / 1100) =                 $ 401

INVESTOR WOULD RECEIVE $401 AT MATURITY (-60% TOTAL RETURN ON A HYPOTHETICAL DIRECT INVESTMENT IN THE S&P INDEX).

EXAMPLE 4

In this example, we assume that the S&P Index rises in each quarter over the term of the Notes, from an S&P Index starting level of 1100 to 1964 on the final valuation date, with two 38% quarterly declines and two 38% quarterly gains over the term of the Notes. The S&P Index starting level for the first quarter will be the closing level of the S&P Index on the last business day of October 2004. The Total CPI return is assumed to be 20.0% and the sum of the capped quarterly S&P returns is assumed to be 20%. Values in this example are hypothetical and rounded for ease of analysis.

         -----------------------------   ----------------------------- ------------------------------   ----------------------------
                  2004-2005                       2005-2006                      2006-2007                     2007-2008
         -----------------------------   ----------------------------- ------------------------------   ----------------------------
                               CAPPED                         CAPPED                         CAPPED                         CAPPED
         S&P 500  QUARTERLY   QUARTERLY  S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY  QUARTERLY
          INDEX     S&P          S&P      INDEX      S&P        S&P     INDEX      S&P        S&P       INDEX      S&P        S&P
          LEVEL    RETURN      RETURN     LEVEL     RETURN    RETURN    LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
         -----------------------------   ----------------------------- -----------------------------   -----------------------------
OCTOBER   1100                             1238      3.0%      3.0%     1393        3.0%       3.0%      949        3.0%      3.0%
JANUARY   1133      3.0%        3.0%       1275      3.0%      3.0%      864      -38.0%     -38.0%      585      -38.0%    -38.0%
APRIL     1167      3.0%        3.0%       1313      3.0%      3.0%      890        3.0%       3.0%      603        3.0%      3.0%
JULY      1202      3.0%        3.0%       1353      3.0%      3.0%      917        3.0%       3.0%      621        3.0%      3.0%
         -----------------------------   ----------------------------- ------------------------------   ----------------------------
         -----------------------------   ----------------------------- ------------------------------   ----------------------------
                 2008-2009                         2009-2010                     2010-2011                     2011-2012
         -----------------------------   ----------------------------- ------------------------------   ----------------------------
                               CAPPED                         CAPPED                         CAPPED                         CAPPED
         S&P 500  QUARTERLY   QUARTERLY  S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY  QUARTERLY
          INDEX     S&P          S&P      INDEX      S&P        S&P     INDEX      S&P        S&P       INDEX      S&P        S&P
          LEVEL    RETURN      RETURN     LEVEL     RETURN    RETURN    LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
         -----------------------------   ----------------------------- -----------------------------   -----------------------------
OCTOBER    640      3.0%        3.0%        969      3.0%       3.0%    1454       3.0%       3.0%       1637     3.0%        3.0%
JANUARY    659      3.0%        3.0%       1331     38.0%       4.0%    1498       3.0%       3.0%       1686     3.0%        3.0%
APRIL      909     38.0%        4.0%       1371      3.0%       3.0%    1543       3.0%       3.0%       1737     3.0%        3.0%
JULY       936      3.0%        3.0%       1412      3.0%       3.0%    1589       3.0%       3.0%
         -----------------------------   ----------------------------- ------------------------------   ----------------------------

--------------------------------------------------------------------------------
OTHER ASSUMPTIONS:
--------------------------------------------------------------------------------

Term of the Notes:                                  7.5 years
Principal Amount:                                   $1,000
Capped Quarterly S&P Return:                        4.0%

--------------------------------------------------------------------------------
CALCULATIONS:
--------------------------------------------------------------------------------

CALCULATION OF PAYMENT PER $1,000 PRINCIPAL AMOUNT OF THE NOTES
---------------------------------------------------------------

STEP 1: CALCULATE THE SUM OF THE CAPPED QUARTERLY S&P RETURNS
------------------------------------------------------------
Based on the table above, the sum of the capped quarterly S&P Returns:  10.0%

STEP 2: CALCULATE THE TOTAL CPI RETURN
--------------------------------------
For purposes of this example, we assume a 20.0% Total CPI return:       20.0%

STEP 3: CALCULATE THE EQUITY PAYMENT
------------------------------------
Equal to the Sum of capped quarterly S&P returns minus the Total CPI
    return 10.0% - 20.0% =                                              -10.0%

STEP 4: CALCULATE THE PAYMENT AT MATURITY
----------------------------------------
In addition to the annual interest payments over the term of the Notes, at maturity investors will receive a cash payment equal to the greater of:

    (i)  $1,000
         OR
    (ii) $1,000 plus the equity payment
         $1,000 + ($1,000 x (-10.0%))                                   $1,000

TO SEE AN ILLUSTRATION OF THE RELATIONSHIP BETWEEN THE TOTAL CPI RETURN AND THE SUM OF THE CAPPED QUARTERLY S&P RETURNS AND THE EFFECT EACH HAS ON THE EQUITY PAYMENT, SEE "EQUITY PAYMENT SENSITIVITY TABLE" ON PAGE S-11.

INVESTOR RECEIVES A TOTAL OF $1,200 OVER THE TERM OF THE NOTES (20% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

CALCULATION OF COMPARATIVE RETURN ON A HYPOTHETICAL DIRECT 7.5-YEAR INVESTMENT IN THE S&P INDEX
------------------------------------------------------------------------------
Payment at Maturity:

Principal Amount x (S&P Index ending level / S&P Index starting level)
    $1,000 x (1737 x 1100) =                                            $1,579

INVESTOR WOULD RECEIVE $1,579 AT MATURITY (79% TOTAL RETURN ON A HYPOTHETICAL DIRECT INVESTMENT IN THE S&P INDEX).

EXAMPLE 5

In this example, we assume that the S&P Index rises and falls in each quarter over the term of the Notes, from an S&P Index starting level for the first quarter of 1100 to 2246 on the final valuation date. The S&P Index starting level for the first quarter will be the closing level of the Index on the last business day of October 2004. The Total CPI return is assumed to be 20.0% and the sum of the capped quarterly S&P returns is assumed to be 50%. Values in this example are hypothetical and rounded for ease of analysis.

         -----------------------------   ----------------------------- ------------------------------   ----------------------------
                 2004-2005                         2005-2006                     2006-2007                     2007-2008
         -----------------------------   ----------------------------- ------------------------------   ----------------------------
                               CAPPED                         CAPPED                         CAPPED                         CAPPED
         S&P 500  QUARTERLY   QUARTERLY  S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY  QUARTERLY   S&P 500  QUARTERLY QUARTERLY
          INDEX     S&P          S&P      INDEX      S&P        S&P      INDEX      S&P        S&P       INDEX      S&P       S&P
          LEVEL    RETURN      RETURN     LEVEL     RETURN    RETURN     LEVEL     RETURN     RETURN     LEVEL    RETURN    RETURN
         -----------------------------   ----------------------------- -----------------------------   -----------------------------
OCTOBER   1100                             1388     14.1%      4.0%       1370     -2.5%      -2.5%       1472      2.4%     2.4%
JANUARY   1154      4.9%        4.0%       1330     -4.2%     -4.2%       1326     -3.2%      -3.2%       1530      3.9%     3.9%
APRIL     1244      7.8%        4.0%       1344      1.1%      1.1%       1362      2.7%       2.7%       1559      1.9%     1.9%
JULY      1217     -2.2%       -2.2%       1404      4.5%      4.0%       1438      5.6%       4.0%       1623      4.1%     4.0%
         -----------------------------   ----------------------------- ------------------------------   ----------------------------
         -----------------------------   ----------------------------- -----------------------------   -----------------------------
                 2008-2009                         2009-2010                     2010-2011                     2011-2012
         -----------------------------   ----------------------------- ------------------------------   ----------------------------
                               CAPPED                         CAPPED                         CAPPED                         CAPPED
         S&P 500  QUARTERLY   QUARTERLY  S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY  QUARTERLY  S&P 500  QUARTERLY  QUARTERLY
          INDEX     S&P          S&P      INDEX      S&P        S&P     INDEX      S&P        S&P       INDEX      S&P        S&P
          LEVEL    RETURN      RETURN     LEVEL     RETURN    RETURN    LEVEL     RETURN     RETURN     LEVEL     RETURN     RETURN
         -----------------------------   ----------------------------- -----------------------------   -----------------------------
OCTOBER    1684     3.8%        3.8%       1888      5.9%       4.0%     1929     -2.8%      -2.8%      2158       3.9%      3.9%
JANUARY    1767     4.9%        4.0%       1956      3.6%       3.6%     2022      4.8%       4.0%      2203       2.1%      2.1%
APRIL      1852     4.8%        4.0%       1923     -1.7%      -1.7%     1997     -1.2%      -1.2%      2267       2.9%      2.9%
JULY       1783    -3.7%       -3.7%       1985      3.2%       3.2%     2077      4.0%       4.0%
         -----------------------------   ----------------------------- -----------------------------   -----------------------------

--------------------------------------------------------------------------------
OTHER ASSUMPTIONS:
--------------------------------------------------------------------------------

Term of the Notes:                                  7.5 years
Principal Amount:                                   $1,000
Capped Quarterly S&P Return:                        4.0%

--------------------------------------------------------------------------------
CALCULATIONS:
--------------------------------------------------------------------------------

CALCULATION OF PAYMENT PER $1,000 PRINCIPAL AMOUNT OF THE NOTES
---------------------------------------------------------------

STEP 1: CALCULATE THE SUM OF THE CAPPED QUARTERLY S&P RETURNS
-------------------------------------------------------------
Based on the table above, adding up all the capped quarterly S&P
Returns:                                                                50.0%

STEP 2: CALCULATE THE TOTAL CPI RETURN
--------------------------------------
For the purposese of this example, we assume a 20.0% Total CPI return:  20.0%

STEP 3: CALCULATE THE EQUITY PAYMENT
------------------------------------
Equal to the Sum of capped quarterly S&P returns minus the Total CPI
    return 50.0% - 20.0% =                                              30.0%

STEP 4: CALCULATE THE PAYMENT AT MATURITY
-----------------------------------------
In addition to the annual interest payments over the term of the Notes, at maturity investors will receive a cash payment equal to the greater of:

    (i)  $1,000
         OR
    (ii) $1,000 plus the equity payment
         $1,000 + ($1,000 x  30.0%)                                     $1,300

TO SEE AN ILLUSTRATION OF THE RELATIONSHIP BETWEEN THE TOTAL CPI RETURN AND THE SUM OF THE CAPPED QUARTERLY S&P RETURNS AND THE EFFECT EACH HAS ON THE EQUITY PAYMENT, SEE "EQUITY PAYMENT SENSITIVITY TABLE" ON PAGE S-11.

INVESTOR RECEIVES A TOTAL OF $1,500 OVER THE TERM OF THE NOTES (50% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

CALCULATION OF COMPARATIVE RETURN ON A HYPOTHETICAL DIRECT 7.5-YEAR INVESTMENT IN THE S&P INDEX
------------------------------------------------------------------------------
Payment at Maturity:

Principal Amount x (S&P Index ending level / S&P Index starting level)
    $1,000 x (2267 / 1100) =                                             $2,061

INVESTOR WOULD RECEIVE $2,061 AT MATURITY (106% TOTAL RETURN ON A HYPOTHETICAL DIRECT INVESTMENT IN THE S&P INDEX).

EQUITY PAYMENT SENSITIVITY TABLE

The equity payment sensitivity table below illustrates the relationship between the Total CPI return and the sum of the capped quarterly S&P returns and the effect each has on the equity payment amount payable, if any, as a percentage of the principal amount of your Notes.

Column values in the table show the hypothetical percent values of your equity payment based on Total CPI return ranging from 0% to 40% and the sum of the capped quarterly S&P returns ranging from 0% to 120%. There will be no equity payment if the sum of the capped quarterly S&P returns is equal to or less than zero or if it does not exceed the Total CPI return. The equity payment will never be below 0%.


                                             SUM OF CAPPED QUARTERLY S&P RETURNS
  TOTAL
CPI RETURN         0%     10%     20%     30%     40%     50%     60%     70%     80%     90%     100%     120%
----------------------------------------------------------------------------------------------------------------
0%                 0%     10%     20%     30%     40%     50%     60%     70%     80%     90%     100%     120%
2%                 0%      8%     18%     28%     38%     48%     58%     68%     78%     88%      98%     118%
4%                 0%      6%     16%     26%     36%     46%     56%     66%     76%     86%      96%     116%
6%                 0%      4%     14%     24%     34%     44%     54%     64%     74%     84%      94%     114%
8%                 0%      2%     12%     22%     32%     42%     52%     62%     72%     82%      92%     112%
10%                0%      0%     10%     20%     30%     40%     50%     60%     70%     80%      90%     110%
12%                0%      0%      8%     18%     28%     38%     48%     58%     68%     78%      88%     108%
14%                0%      0%      6%     16%     26%     36%     46%     56%     66%     76%      86%     106%
16%                0%      0%      4%     14%     24%     34%     44%     54%     64%     74%      84%     104%
18%                0%      0%      2%     12%     22%     32%     42%     52%     62%     72%      82%     102%
20%                0%      0%      0%     10%     20%     30%     40%     50%     60%     70%      80%     100%
22%                0%      0%      0%      8%     18%     28%     38%     48%     58%     68%      78%      98%
24%                0%      0%      0%      6%     16%     26%     36%     46%     56%     66%      76%      96%
26%                0%      0%      0%      4%     14%     24%     34%     44%     54%     64%      74%      94%
28%                0%      0%      0%      2%     12%     22%     32%     42%     52%     62%      72%      92%
30%                0%      0%      0%      0%     10%     20%     30%     40%     50%     60%      70%      90%
32%                0%      0%      0%      0%      8%     18%     28%     38%     48%     58%      68%      88%
34%                0%      0%      0%      0%      6%     16%     26%     36%     46%     56%      66%      86%
36%                0%      0%      0%      0%      4%     14%     24%     34%     44%     54%      64%      84%
38%                0%      0%      0%      0%      2%     12%     22%     32%     42%     52%      62%      82%
40%                0%      0%      0%      0%      0%     10%     20%     30%     40%     50%      60%      80%

Risk Factors

The return on the Notes is linked to the performance of the S&P Index and the CPI. Investing in the Notes is NOT equivalent to investing directly in the CPI or the S&P Index or investing in an interest-bearing note with the same credit risk as the Notes that pays 100% of principal at maturity and has the same interest terms. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE INTENDED TO BE HELD TO MATURITY. YOUR PRINCIPAL IS ONLY PROTECTED IF YOU HOLD YOUR NOTES TO MATURITY

You will receive at least the minimum payment of 100% of the principal amount of your Notes only if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your Notes sold. You should be willing to hold your Notes to maturity.

IF THE LEVEL OF THE CPI DOES NOT INCREASE DURING A PERIOD IN WHICH INTEREST IS CALCULATED, THERE WILL BE NO ANNUAL INTEREST PAYMENT FOR SUCH PERIOD.

Each annual interest payment is linked to the change in the level of the CPI during the relevant 12-month period in which interest on the Notes is calculated. The CPI return could be zero or negative on some or all of the interest payment dates if the CPI for the applicable interest rate period does not increase, which is likely to occur over periods of deflation or little or no inflation.

THE YIELD ON THE NOTES MAY BE BELOW THE YIELD ON CONVENTIONAL FIXED-RATE SECURITIES OF COMPARABLE MATURITY

The change in the level of the CPI during each annual period during the term of the Notes may be less than, equal to or only somewhat greater than the level as of the preceding period. As a result, the effective yield to maturity on the Notes may be less than that which would be payable on conventional fixed-rate, non-callable debt securities. Additionally, the amount you receive at stated maturity may be equal to or only slightly greater than $1,000 per $1,000 note.

YOU WILL BE REQUIRED TO PAY TAXES ON YOUR NOTES EACH YEAR

If you are a U.S. person, you generally will be required to pay taxes on ordinary income from the Notes over their term based upon an estimated yield for the Notes, plus or minus any required positive or negative adjustment if the cash interest you receive is more or less than the projected amount of contingent interest, even though your actual annual interest payments may be different. The estimated yield is determined solely to calculate the amounts you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize upon the sale or maturity of the Notes will be taxed as ordinary interest income. If you purchase the Notes at a time other than the original issuance date, the tax consequences to you may be different. You should consult your tax advisor about your own tax situation.

For further information, you should refer to "Supplemental Tax Considerations" beginning on page S-37.

RISK FACTORS
--------------------------------------------------------------------------------

THE CAPPED QUARTERLY S&P RETURNS AND THE REDUCTION IN THE EQUITY PAYMENT BY THE TOTAL CPI RETURN LIMIT YOUR POTENTIAL RETURN AT MATURITY

The Notes provide less opportunity to participate in the appreciation of the S&P Index than a direct investment in an uncapped security linked to the S&P Index because the capped quarterly S&P return will limit your participation to 4.00% of any appreciation in the S&P Index in any quarter. If the quarterly S&P return is more than 4.00% in any quarter during the term of the Notes, only the 4.00% capped quarterly S&P return for that quarter will be considered in calculating the sum of the capped quarterly S&P returns at maturity. Accordingly, your return on the Notes may be less than your return would be if you made a direct investment in an uncapped security linked to the performance of the S&P Index, assuming that the overall level of the S&P Index has not decreased over the term of the Notes. In addition, the amount of the equity payment will be reduced by negative quarterly S&P returns and the Total CPI return, further limiting your potential return at maturity.

YOU WILL RECEIVE NO MORE THAN THE MINIMUM PAYMENT OF 100% OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY AND THE ANNUAL INTEREST PAYMENTS IF THE SUM OF THE CAPPED QUARTERLY S&P RETURNS DOES NOT EXCEED 0% OR DOES NOT EXCEED THE TOTAL CPI RETURN

It is possible that the sum of the capped quarterly S&P returns may not exceed 0%. Any negative quarterly S&P returns and the Total CPI return will offset any positive capped quarterly S&P returns and reduce the equity payment that you could receive at maturity. The amount of the equity payment may be zero. Consequently, you may receive no more than the minimum payment of 100% of the principal amount of your Notes at maturity.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE S&P INDEX CONSTITUENT STOCKS OR A SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF THE S&P INDEX

The return on your Notes will not reflect the return you would realize if you actually owned the S&P Index Constituent Stocks or a security directly linked to the performance of the S&P Index and held such investment for a similar period because:

      o you will receive a minimum payment of 100% of the principal amount of your Notes if the Notes are held to maturity;

      o the 4.00% cap on the quarterly S&P returns limits your potential return at maturity;

      o The amount of the equity payment will be reduced by the Total CPI return; and

      o the level of the S&P Index is calculated in part by reference to the prices of the S&P Index Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

If the actual return on the S&P Index over the term of the Notes equals or exceeds the sum of the capped quarterly S&P returns less the Total CPI return, your return on the Notes at maturity will be less than the return on an investment that directly tracks the performance of the S&P Index, without taking into account taxes and other costs related to such an investment.

Even if the level of the S&P Index increases during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of the S&P Index to increase while the market value of the Notes declines.

CHANGES IN THE WAY THE BUREAU OF LABOR STATISTICS CALCULATES THE CPI WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT OF YOUR ANNUAL INTEREST PAYMENTS AND THE AMOUNT YOU RECEIVE AT MATURITY

There can be no assurance that the Bureau of Labor Statistics will not change the method by which it calculates the CPI. In addition, changes in the way the CPI is calculated could reduce the level of the CPI

RISK FACTORS
--------------------------------------------------------------------------------

and lower the annual interest payments. Accordingly, the amount of the annual interest payments, if any, and therefore the value of the Notes, may be significantly reduced. As described under "Specific Terms of the Notes--Discontinuance, Rebasement or Revision of the CPI; Alteration of Method of Calculation" beginning on page S-33, if the CPI is substantially altered, a substitute index may be employed to calculate the interest payable on the Notes and that substitution may adversely affect the value of the Notes.

In determining the CPI ending level used to determine the CPI return for any period during which interest is calculated, the calculation agent will use the most recently available value of the CPI for the relevant month, even if such value has been adjusted from a prior reported value for that month. In contrast, the CPI starting level for each 12-month period during which interest is calculated (except for the first such period) will always be the final CPI ending level for the preceding 12-month period during which interest is calculated, even if such value has been adjusted since such period. For the first interest payment date, the CPI starting level will be __, the CPI level for August 2004 as reported by the Bureau of Labor Statistics as of the trade date. If the CPI level for August 2004 is adjusted after the trade date, the CPI return determined on the first interest payment date will not be revised, and in the case of a subsequent downward adjustment in the CPI value for August 2004, you will not receive any additional interest on the first interest payment date or any other interest payment date.

If, while the Notes are outstanding, the CPI is discontinued or, if in the opinion of the Bureau of Labor Statistics, as evidenced by a public release, the CPI is substantially altered, the calculation agent will determine the interest rate on the Notes by reference to an applicable substitute index. The calculation agent will determine the substitute index, in its sole discretion, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the CPI or is in accordance with general market practice at the time. In doing this, the calculation agent may (but is not required to) determine the substitute index by selecting any substitute index that is chosen by the Secretary of the Treasury for the Department of The Treasury's Inflation-Linked Treasuries, as described at 62 Federal Register 846-874 (January 6, 1997).

CHANGES THAT AFFECT THE S&P INDEX WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY

The policies of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), concerning the calculation of the S&P Index, additions, deletions or substitutions of the S&P Index Constituent Stocks and the manner in which changes affecting the S&P Index Constituent Stocks or the issuers of the S&P Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the S&P Index, could affect the S&P Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if S&P changes these policies, for example by changing the manner in which it calculates the S&P Index, or if S&P discontinues or suspends calculation or publication of the S&P Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if the S&P Index starting level for the first quarter or the S&P Index ending level for any quarter are not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of the Issuer--may determine the S&P Index starting level for the first quarter, the S&P Index ending level for any quarter or fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

HISTORICAL LEVELS OF THE CPI SHOULD NOT BE TAKEN AS AN INDICATION OF FUTURE LEVELS OF THE CPI DURING THE TERM OF THE NOTES.

The historical levels of the CPI are not an indication of the future levels of the CPI during the term of the Notes. Changes in the level of the CPI will affect the amount of any annual interest payments, the amount payable at maturity and the market value of the Notes. It is impossible, however, to predict whether the level

RISK FACTORS
--------------------------------------------------------------------------------

of the CPI will rise or fall. Changes in the level of the CPI are a function of the changes in specified consumer prices over time, which result from the interaction of many factors over which we have no control.

HISTORICAL LEVELS OF THE S&P INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE S&P INDEX DURING THE TERM OF THE NOTES

The trading prices of the S&P Index Constituent Stocks will determine the level of the S&P Index. As a result, it is impossible to predict whether the level of the S&P Index will rise or fall. Trading prices of the S&P Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the values of S&P Index Constituent Stocks.

YOU WILL NOT RECEIVE DIVIDEND PAYMENTS ON THE S&P INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE S&P INDEX CONSTITUENT STOCKS

You will not receive any dividend payments or other distributions on the S&P Index Constituent Stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of S&P Index Constituent Stocks may have.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES

There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend to make a market for the Notes, although they are NOT required to do so and may stop making a market in the Notes at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

As a result, if you sell your Notes before maturity, you may have to do so at a significant discount from the issue price and you may suffer losses.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Indices and interest rates on any day will affect the market value of the Notes more than any other factors. Other factors that may influence the market value of the Notes include:

> the volatility of the S&P Index and the CPI (i.e., the frequency and magnitude of changes in the levels of the Indices)

>    the market price of the goods underlying the CPI

>    the level of inflation in any 12-month period

>    the market price of the S&P Index Constituent Stocks

> the correlation among the S&P Index, the CPI and interest rates--i.e., the relationship of the direction and magnitude of movements of the Indices and interest rates

> the dividend rate paid on S&P Index Constituent Stocks (while not paid to holders of the Notes, dividend payments on S&P Index Constituent Stocks may influence the market price of S&P Index Constituent Stocks and the level of the S&P Index, and therefore affect the market value of the Notes)

>    the time remaining to the maturity of the Notes

RISK FACTORS
--------------------------------------------------------------------------------

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker

> economic, financial, political, regulatory, or judicial events that affect the level of the Indices or the market price of the S&P Index Constituent Stocks or that affect stock markets generally or

>    the creditworthiness of UBS

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN S&P INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON S&P INDEX CONSTITUENT STOCKS, THE S&P INDEX OR THE CPI, MAY IMPAIR THE MARKET VALUE OF THE NOTES

As described below under "Use of Proceeds and Hedging" on page S-35, we or one or more affiliates may hedge our obligations under the Notes by purchasing S&P Index Constituent Stocks, futures or options on S&P Index Constituent Stocks or the S&P Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of S&P Index Constituent Stocks or the S&P Index, and we may adjust these hedges by, among other things, purchasing or selling S&P Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of S&P Index Constituent Stocks and the level of the S&P Index and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in S&P Index Constituent Stocks and other investments relating to S&P Index Constituent Stocks or the S&P Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of S&P Index Constituent Stocks and the level of the S&P Index and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the level of the CPI or changes in the performance of S&P Index Constituent Stocks or the S&P Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST

As noted above, UBS and its affiliates expect to engage in trading activities related to the S&P Index and the S&P Index Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the S&P Index, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the S&P Index Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes. Moreover, UBS and UBS Securities LLC have published and in the future expect to publish research reports with respect to the CPI, the S&P Index or some or all of the issuers of the S&P Index Constituent Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market

RISK FACTORS
--------------------------------------------------------------------------------

price of the S&P Index Constituent Stocks and the level of the S&P Index and, therefore, the market value of the Notes.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH S&P OR THE BUREAU OF LABOR STATISTICS AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION

UBS and its affiliates are not affiliated with S&P in any way (except for licensing arrangements discussed below in "The Indices--The S&P 500 Index" beginning on page S-22) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the S&P Index. If S&P discontinues or suspends the calculation of the S&P Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the S&P Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" beginning on page S-30 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the S&P Index; Alteration of Method of Calculation" on page S-32. S&P is not involved in the offer of the Notes in any way and has no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about the CPI, S&P and the S&P Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the CPI, the S&P Index or S&P contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the CPI, the S&P Index and S&P.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-34. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting S&P Index Constituent Stocks or the S&P Index has occurred or is continuing on a day when the calculation agent will determine a S&P Index starting level or S&P Index ending level. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE FIRST S&P INDEX STARTING LEVEL OR ANY S&P INDEX ENDING LEVEL IF A MARKET DISRUPTION EVENT OCCURS ON SUCH DATE

The S&P Index starting level (in the case of the first quarter) or any S&P Index ending level thereafter may be postponed if the calculation agent determines that, on the last business day of October 2004 or on the relevant quarterly S&P observation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the S&P Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the calculation of the S&P Index starting level (in the case of the first quarter) or any S&P Index ending level be postponed by more than ten business days.

RISK FACTORS
--------------------------------------------------------------------------------

If the determination of the S&P Index starting level (in the case of the first quarter) or any S&P Index ending level thereafter is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the S&P Index starting level (in the case of the first quarter) or any S&P Index ending level thereafter will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the S&P Index starting level (in the case of the first quarter) or any S&P Index ending level thereafter that would have prevailed in the absence of the market disruption event.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE FINAL S&P INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE

The determination of the final S&P Index ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, then the calculation agent will instead use the closing level of the S&P Index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Notes be postponed by more than 10 business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days. If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final valuation date. If a market disruption event is occurring on the last possible final valuation date, the calculation agent will make a good faith estimate in its sole discretion of the closing level of the S&P Index that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" beginning on page S-30.

The Indices

THE RETURN ON THE NOTES IS LINKED TO THE PERFORMANCE OF THE CPI AND THE S&P INDEX. THE PERFORMANCE OF ONE INDEX IS NOT NECESSARILY CORRELATED TO THE PERFORMANCE OF THE OTHER INDEX.

THE CONSUMER PRICE INDEX

The Consumer Price Index (the "CPI"), for purposes of the Notes, is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (the "Bureau of Labor Statistics") and reported on Bloomberg page CPURNSA or any successor service or successor page. The Bureau of Labor Statistics makes almost all CPI data publicly available. This material may be accessed electronically by means of the Bureau of Labor Statistics' home page on the internet at http://www.bls.gov/cpi/. The CPI for a particular month is published during the following month.

According to the publicly available information provided by the Bureau of Labor Statistics, the CPI is a measure of the average change in consumer prices over time in a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, drugs and charges for the services of doctors and dentists. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are also included. Income taxes and investment items such as stocks, bonds and life insurance are not included. The CPI includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the CPI, price changes for the various items are averaged together with weights that represent their significance in the spending of urban households in the United States.

The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically to take into account changes in consumer expenditure patterns. The CPI is expressed in relative terms based on a reference period for which the level is set at 100 (currently the base reference period used by the Bureau of Labor Statistics is 1982-1984). For example, because the CPI for the 1982-1984 reference period is 100, an increase of 16.5 percent from that period would be shown as 116.5.

The Bureau of Labor Statistics occasionally rebases the CPI. The current standard reference base period is 1982-1984 = 100. The CPI was last rebased in January 1988. Prior to the release of the CPI for January 1988, the standard reference base was 1967 = 100. If the Bureau of Labor Statistics rebases the CPI during the time the Notes are outstanding, the calculation agent will continue to calculate inflation using the existing base year in effect for the CPI at the time of issuance of the Notes as long as the old CPI is still published. The conversion to a new reference base does not affect the measurement of the percentage changes in a given index series from one time period to another, except for rounding differences. Thus, rebasing might affect the published "headline" number often quoted in the financial press; however, the inflation calculation for the Notes should not be adversely affected by any such rebasing because changes in the old-based CPI can be calculated by using the percentage changes of the new rebased CPI. If the old-based CPI level is not published, the calculation agent will calculate inflation using the new CPI. However, as stated above, the conversion to a new reference base does not affect the measurement of the percentage changes in a given index series from one time period to another, except for rounding differences.

The U.S. Department of Treasury also uses the CPI in the interest calculations of inflation-indexed securities issued by the Department. The reference CPI used by the U.S. Department of Treasury for the first day of any calendar month is the CPI for the third preceding calendar month. Accordingly, the reference CPI for the first day of October is the CPI for July, published by the Bureau of Labor Statistics in August.

THE INDICES
--------------------------------------------------------------------------------

The U.S. government is not involved in any way in this offering and has no obligation relating to the Notes or to the holders of the Notes.

HISTORICAL INFORMATION

Since its inception, the CPI has experienced significant fluctuations and therefore the results shown should not be considered as a representation of the income, yield or capital gain or loss on the Notes that may result based on the level of the CPI in the future. The level of the CPI may decrease so that you will not receive any interest payments on the Notes. We cannot give you any assurance that the level of the CPI will increase so that you will receive interest payments on the Notes.

The following table sets forth the yearly levels of the CPI from August 1964 to August 2004, as reported by the Bureau of Labor Statistics and reported on Bloomberg page CPURNSA. This historical data is presented for informational purposes only. Past movements of the CPI are not necessarily indicative of future values.

The level of the CPI for August 2004 is 189.5, as reported by the Bureau of Labor Statistics as of October 5, 2004. The Bureau of Labor Statistics may restate the CPI level for August 2004 between now and the trade date. For purposes of the Notes, the actual CPI starting level will be the level of the CPI for August 2004, as reported by the Bureau of Labor Statistics as of the trade date.

                              ANNUAL CPI                                ANNUAL CPI
DATE         CPI LEVEL            RETURN     DATE      CPI LEVEL            RETURN
----------------------------------------     --------------------------------------
Aug-64              31                       Aug-85          108              3.35%
Aug-65            31.6             1.94%     Aug-86        109.7              1.57%
Aug-66            32.7             3.48%     Aug-87        114.4              4.28%
Aug-67            33.5             2.45%     Aug-88          119              4.02%
Aug-68              35             4.48%     Aug-89        124.6              4.71%
Aug-69              37             5.71%     Aug-90        131.6              5.62%
Aug-70              39             5.41%     Aug-91        136.6              3.80%
Aug-71            40.8             4.62%     Aug-92        140.9              3.15%
Aug-72              42             2.94%     Aug-93        144.8              2.77%
Aug-73            45.1             7.38%     Aug-94          149              2.90%
Aug-74              50            10.86%     Aug-95        152.9              2.62%
Aug-75            54.3             8.60%     Aug-96        157.3              2.88%
Aug-76            57.4             5.71%     Aug-97        160.8              2.23%
Aug-77            61.2             6.62%     Aug-98        163.4              1.62%
Aug-78              66             7.84%     Aug-99        167.1              2.26%
Aug-79            73.8            11.82%     Aug-00        172.8              3.41%
Aug-80            83.3            12.87%     Aug-01        177.5              2.72%
Aug-81            92.3            10.80%     Aug-02        180.7              1.80%
Aug-82            97.7             5.85%     Aug-03        184.6              2.16%
Aug-83           100.2             2.56%     Aug-04        189.5              2.65%
Aug-84           104.5             4.29%

Source: Bloomberg, L.P.

THE INDICES
--------------------------------------------------------------------------------

The graph below illustrates the movement in the CPI from January 1964 through August 2004.

            [Data below represents a line chart in the printed piece]

 8/31/64    8/31/68    8/31/72    8/31/76     8/31/80    8/31/84   8/31/88   8/31/92      8/31/96    8/31/00    2/28/01     8/31/04
 -------    -------    -------    -------     -------    -------   -------   -------      -------    -------    -------     -------
 31           35        42          57.4        83.3      104.5      119      140.9        157.3      172.8      175.8       189.5
 31.1         35.1      42.1        57.6        84        105        119.8    141.3        157.8      173.7      176.2
 31.1         35.3      42.3        57.9        84.8      105.3      120.2    141.8        158.3      174        176.9
 31.2         35.4      42.4        58          85.5      105.3      120.3    142          158.6      174.1      177.7
 31.2         35.5      42.5        58.2        86.3      105.3      120.5    141.9        158.6      174        178
 31.2         35.6      42.6        58.5        87        105.5      121.1    142.6        159.1      175.1      177.5
 31.2         35.8      42.9        59.1        87.9      106        121.6    143.1        159.6                 177.5
 31.3         36.1      43.3        59.5        88.5      106.4      122.3    143.6        160                   178.3
 31.4         36.3      43.6        60          89.1      106.9      123.1    144          160.2                 177.7
 31.4         36.4      43.9        60.3        89.8      107.3      123.8    144.2        160.1                 177.4
 31.6         36.6      44.2        60.7        90.6      107.6      124.1    144.4        160.3                 176.7
 31.6         36.8      44.3        61          91.6      107.8      124.4    144.4        160.5                 177.1
 31.6         37        45.1        61.2        92.3      108        124.6    144.8        160.8                 177.8
 31.6         37.1      45.2        61.4        93.2      108.3      125      145.1        161.2                 178.8
 31.7         37.3      45.6        61.6        93.4      108.7      125.6    145.7        161.6                 179.8
 31.7         37.5      45.9        61.9        93.7      109        125.9    145.8        161.5                 179.8
 31.8         37.7      46.2        62.1        94        109.3      126.1    145.8        161.3                 179.9
 31.8         37.8      46.6        62.5        94.3      109.6      127.4    146.2        161.6                 180.1
 32           38        47.2        62.9        94.6      109.3      128      146.7        161.9                 180.7
 32.1         38.2      47.8        63.4        94.5      108.8      128.7    147.2        162.2                 181
 32.3         38.5      48          63.9        94.9      108.6      128.9    147.4        162.5                 181.3
 32.3         38.6      48.6        64.5        95.8      108.9      129.2    147.5        162.8                 181.3
 32.4         38.8      49          65.2        97        109.5      129.9    148          163                   180.9
 32.5         39        49.4        65.7        97.5      109.5      130.4    148.4        163.2                 181.7
 32.7         39        50          66          97.7      109.7      131.6    149          163.4                 183.1
 32.7         39.2      50.6        66.5        97.9      110.2      132.7    149.4        163.6                 184.2
 32.9         39.4      51.1        67.1        98.2      110.3      133.5    149.5        164                   183.8
 32.9         39.6      51.5        67.4        98        110.4      133.8    149.7        164                   183.5
 32.9         39.8      51.9        67.7        97.6      110.5      133.8    149.7        163.9                 183.7
 32.9         39.8      52.1        68.3        97.8      111.2      134.6    150.3        164.3                 183.9
 32.9         39.9      52.5        69.1        97.9      111.6      134.8    150.9        164.5                 184.6
 33           40        52.7        69.8        97.9      112.1      135      151.4        165                   185.2
 33.1         40.1      52.9        70.6        98.6      112.7      135.2    151.9        166.2                 185
 33.2         40.3      53.2        71.5        99.2      113.1      135.6    152.2        166.2                 184.5
 33.3         40.6      53.6        72.3        99.5      113.5      136      152.5        166.2                 184.3
 33.4         40.7      54.2        73.1        99.9      113.8      136.2    152.5        166.7                 185.2
 33.5         40.8      54.3        73.8        100.2     114.4      136.6    152.9        167.1                 186.2
 33.6         40.8      54.6        74.6        100.7     115        137.2    153.2        167.9                 187.4
 33.7         40.9      54.9        75.2        101       115.3      137.4    153.7        168.2                 188
 33.8         40.9      55.3        75.9        101.2     115.4      137.8    153.6        168.3                 189.1
 33.9         41.1      55.5        76.7        101.3     115.4      137.9    153.5        168.3                 189.7
 34.1         41.1      55.6        77.8        101.9     115.7      138.1    154.4        168.8                 189.4
 34.2         41.3      55.8        78.9        102.4     116        138.6    154.9        169.8
 34.3         41.4      55.9        80.1        102.6     116.5      139.3    155.7        171.2
 34.4         41.5      56.1        81          103.1     117.1      139.5    156.3        171.3
 34.5         41.6      56.5        81.8        103.4     117.5      139.7    156.6        171.5
 34.7         41.7      56.8        82.7        103.7     118        140.2    156.7        172.4
 34.9         41.9      57.1        82.7        104.1     118.5      140.5    157          172.8

THE INDICES
--------------------------------------------------------------------------------

THE S&P 500(R) INDEX

We have derived all information regarding the S&P 500 Index (the "S&P Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the S&P Index, and may discontinue publication of the S&P Index.

The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time (the "S&P Index Constituent Stocks") compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of August 31, 2004, 423 companies or 84.9% of the S&P Index by market capitalization traded on the New York Stock Exchange ("NYSE"), 75 companies or 14.9% of the S&P Index by market capitalization traded on The Nasdaq Stock Market, and 2 companies or 0.2% of the S&P Index by market capitalization traded on the American Stock Exchange. As of August 31, 2004, the S&P Index represented approximately 77% of the market value of S&P's internal database of over 7,166 equities. S&P chooses companies for inclusion in the S&P Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database of over 7,166 equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the S&P Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (86), Consumer Staples
(37), Energy (27), Financials (80), Health Care (55), Industrials (58), Information Technology (80), Materials (33), Telecommunication Services (11) and Utilities (33). S&P may from time to time, in its sole discretion, add companies to or delete companies from the S&P Index to achieve the objectives stated above.

S&P calculates the S&P Index by reference to the prices of the S&P Index Constituent Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the Notes will not reflect the return you would realize if you actually owned the S&P Index Constituent Stocks and received the dividends paid on such stocks.

COMPUTATION OF THE S&P INDEX

S&P currently computes the S&P Index as of a particular time as follows:

o the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

o  the market values of all component stocks as of that time are aggregated;

o the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

o the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

THE INDICES
--------------------------------------------------------------------------------

o the current aggregate market value of all component stocks is divided by the base value; and

o  the resulting quotient, expressed in decimals, is multiplied by ten.

THE INDICES

While S&P currently employs the above methodology to calculate the S&P Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

o  the issuance of stock dividends;

o the granting to shareholders of rights to purchase additional shares of stock;

o  the purchase of shares by employees pursuant to employee benefit plans;

o  consolidations and acquisitions;

o the granting to shareholders of rights to purchase other securities of the issuer;

o  the substitution by S&P of particular component stocks in the S&P Index; or

o  other reasons.

In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

               Old Base Value x New Market Value = New Base Value
                                ----------------
                                Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the S&P Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the S&P Index or any successor index. S&P does not guarantee the accuracy or the completeness of the S&P Index or any data included in the S&P Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the S&P Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the S&P Index or the manner in which the S&P Index is applied in determining the amount payable at maturity.

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE S&P 500 INDEX

Since its inception, the S&P Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the S&P Index during any period shown below is not an indication that the value of the S&P Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical S&P Index levels do not give an indication of future performance of the S&P Index. UBS cannot make any assurance that the future performance of the S&P Index or the S&P Index Constituent Stocks will result in holders of the Notes receiving a positive total return on their investment in excess of the Total CPI return. The closing level of the S&P Index as of October 4, 2004 was 1176.43. The actual initial S&P Index starting level for the Notes will be the closing level of the S&P Index on the last business day of October 2004.

The following table sets forth the closing level of the S&P Index at the end of each quarter in the period from July 31, 1991 through October 4, 2004. For ease of analysis, certain values included in the table below may have been rounded.

                     QUARTERLY                                                QUARTERLY
                     S&P INDEX              QUARTERLY                         S&P INDEX              QUARTERLY
                        ENDING                    S&P                            ENDING                    S&P
DATE                     LEVEL                 RETURN    DATE                     LEVEL                 RETURN
------------------------------------------------------   ------------------------------------------------------
7/31/1991               387.81                           4/30/1998              1111.75                 13.41%
10/31/1991              392.45                  1.20%    7/31/1998              1120.67                  0.80%
1/31/1992               408.79                  4.16%    10/30/1998             1098.67                 -1.96%
4/30/1992               414.95                  1.51%    1/29/1999              1279.64                 16.47%
7/31/1992               424.22                  2.23%    4/30/1999              1335.18                  4.34%
10/30/1992              418.68                 -1.31%    7/30/1999              1328.72                 -0.50%
1/29/1993               438.78                  4.80%    10/29/1999             1362.93                  2.57%
4/30/1993               440.19                  0.32%    1/31/2000              1394.46                  2.31%
7/30/1993               448.13                  1.80%    4/28/2000              1452.43                  4.16%
10/29/1993              467.83                  4.40%    7/31/2000              1430.83                 -1.49%
1/31/1994               481.61                  2.95%    10/31/2000             1429.40                  0.00%
4/29/1994               450.91                 -6.37%    1/31/2001              1366.01                 -4.43%
7/29/1994               458.26                  1.63%    4/30/2001              1249.46                 -8.53%
10/31/1994              472.35                  3.07%    7/31/2001              1211.23                 -3.06%
1/31/1995               470.42                 -0.41%    10/31/2001             1059.78                -12.50%
4/28/1995               514.71                  9.41%    1/31/2002              1130.20                  6.64%
7/31/1995               562.06                  9.20%    4/30/2002              1076.92                 -4.71%
10/31/1995              581.50                  3.46%    7/31/2002               911.62                -15.35%
1/31/1996               636.02                  9.38%    10/31/2002              885.76                 -2.84%
4/30/1996               654.17                  2.85%    1/31/2003               855.70                 -3.39%
7/31/1996               639.95                 -2.17%    4/30/2003               916.92                  7.15%
10/31/1996              705.27                 10.21%    7/31/2003               990.31                  8.00%
1/31/1997               786.16                 11.47%    10/31/2003             1050.71                  6.10%
4/30/1997               801.34                  1.93%    1/30/2004              1131.13                  7.65%
7/31/1997               954.29                 19.09%    4/30/2004              1107.31                 -2.11%
10/31/1997              914.62                 -3.84%    7/30/2004              1101.72                 -0.50%
1/30/1998               980.28                  7.18%    10/4/2004              1176.43                  6.78%*


Source: Bloomberg, L.P.

* The S&P Index return for this period does not reflect a full quarter.

THE INDICES
--------------------------------------------------------------------------------

The graph below illustrates the performance of the S&P Index from January 1, 1983 through October 4, 2004.

           [Data below represents a line chart in the printed piece]

  1983           1986         1989        1992         1995           1998            2001         10/4/2004
  ----           ----         ----        ----         ----           ----            ----         ---------
  140.64         211.28       277.72      417.09       459.27         970.43          1320.28        1176.00
  145.3          211.78       297.47      408.79       470.42         980.28          1366.01
  148.06         226.92       288.86      412.7        487.39         1049.34         1239.94
  152.96         238.9        294.87      403.69       500.71         1101.75         1160.33
  164.42         235.52       309.64      414.95       514.71         1111.75         1249.46
  162.39         247.35       320.52      415.35       533.4          1090.82         1255.82
  168.11         250.84       317.98      408.14       544.75         1133.84         1224.42
  162.56         236.12       346.08      424.22       562.06         1120.67         1211.23
  164.4          252.93       351.45      414.03       561.88         957.28          1133.58
  166.07         231.32       349.15      417.8        584.41         1017.01         1040.94
  163.55         243.98       340.36      418.68       581.5          1098.67         1059.78
  166.4          249.22       345.99      431.35       605.37         1163.63         1139.45
  164.93         242.17       353.4       435.71       615.93         1229.23         1148.08
  163.41         274.08       329.08      438.78       636.02         1279.64         1130.2
  157.06         284.2        331.89      443.38       640.43         1238.33         1106.73
  159.18         291.7        339.94      451.67       645.5          1286.37         1147.39
  160.05         288.36       330.8       440.19       654.17         1335.18         1076.92
  150.55         290.1        361.23      450.19       669.12         1301.84         1067.14
  153.18         304          358.02      450.53       670.63         1372.71         989.82
  150.66         318.66       356.15      448.13       639.95         1328.72         911.62
  166.68         329.8        322.56      463.56       651.99         1320.41         916.07
  166.1          321.83       306.05      458.93       687.31         1282.71         815.28
  166.09         251.79       304         467.83       705.27         1362.93         885.76
  163.58         230.3        322.22      461.79       757.02         1388.91         936.31
  167.24         247.08       330.22      466.45       740.74         1469.25         879.82
  179.63         257.07       343.93      481.61       786.16         1394.46         855.7
  181.18         267.82       367.07      467.14       790.82         1366.42         841.15
  180.66         258.89       375.22      445.77       757.12         1498.58         848.18
  179.83         261.33       375.34      450.91       801.34         1452.43         916.92
  189.55         262.16       389.83      456.51       848.28         1420.6          963.59
  191.85         273.5        371.16      444.27       885.14         1454.6          974.5
  190.92         272.02       387.81      458.26       954.29         1430.83         990.31
  188.63         261.52       395.43      475.5        899.47         1517.68         1008.01
  182.08         271.91       387.86      462.71       947.28         1436.51         995.97
  189.82         278.97       392.45      472.35       914.62         1429.4          1050.71
  202.17         273.7        375.22      453.69       955.4          1314.95         1058.2
                                                                                      1111.92
                                                                                      1128.48

Source: Bloomberg L.P.

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P Index, which is owned and published by S&P, in connection with securities, including the Notes.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the S&P Index to track general stock market performance. S&P's only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the S&P Index which is determined, composed and calculated by S&P without regard to UBS or the Notes. S&P has no obligation to take the needs of UBS or the owners of the Notes into consideration in determining, composing or calculating the S&P Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS

THE INDICES
--------------------------------------------------------------------------------

ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Notes.

--------------------------------------------------------------------------------
Valuation of the Notes

AT MATURITY. At maturity, we will pay you an amount in cash for each $1,000 principal amount of the Notes equal to the GREATER of:

      (i)   $1,000
            or
      (ii)  $1,000 plus the equity payment, if any.

The "equity payment" will be equal to the product of $1,000 and the sum of the capped quarterly S&P returns minus the Total CPI return. Any negative quarterly S&P return will reduce the equity payment amount.

For further information concerning the calculation of the payment at maturity, see "Specific Terms of the Notes--Payment at Maturity" beginning on page S-29 and "What are the steps to calculate payment at maturity" on page S-4.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of the S&P Index, the level of the CPI and interest rates on any day will affect the market value of the Notes more than any other factors. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand for the Notes, the volatility of the Indices, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-12 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below.

COUPON

We will pay you an "annual interest payment" on each interest payment date based on the increase in the CPI over the relevant 12-month period. If the CPI declines or does not increase during any such period, you will not receive an annual interest payment on the interest payment date. A prorated annual interest payment will be paid on the stated maturity date.

An "interest payment date" will be each one year anniversary of October __, 2004 (the "closing date") beginning in 2005 and ending in 2011 and the stated maturity date of your Notes. If any interest payment date falls on a day that is not a business day, payment will be made on the immediately succeeding business day and no interest will accrue as a result of the delayed payment.

Each annual interest payment will be an amount, if any, per $1,000 principal amount of your Notes equal to $1,000 x the CPI return.

The "CPI return" will be calculated as follows:

                      CPI ending level - CPI starting level
                      -------------------------------------
                               CPI starting level

The "CPI starting level" for the first period will be __, which is the CPI level for August 2004 as reported by the Bureau of Labor Statistics as of the trade date. For each year thereafter, the CPI starting level will be the CPI ending level for the previous period.

The "CPI ending level" will be the CPI level for August in the year of the relevant interest payment date, as reported by the Bureau of Labor Statistics. For purposes of the prorated annual interest payment made on the stated maturity date, the CPI ending level will be the CPI level for _____ (the month that is two months prior to the stated maturity date, to be determined on the trade date), as reported by the Bureau of Labor Statistics.

For further information on how to calculate the annual interest payments, see "What are the steps to calculate the annual interest payments" on page S-5.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

YOU MAY RECEIVE LITTLE OR NO INTEREST ON SOME OR ALL OF THE INTEREST PAYMENT DATES BECAUSE THERE MAY BE LITTLE OR NO INCREASE IN THE LEVEL OF THE CPI IN ANY PERIOD IN WHICH INTEREST IS CALCULATED.

DENOMINATION

We will offer the Notes in denominations of $1,000 and integrals of $1,000 thereof.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $1,000 principal amount of the Notes equal to the GREATER of:

      (i)   $1,000
            or
      (ii)  $1,000 plus the equity payment, if any.

The "equity payment" will be equal to the product of $1,000 and the sum of the capped quarterly S&P returns minus the Total CPI return. Any negative quarterly S&P return and will reduce the equity payment amount.

The "Total CPI return" will be equal to the sum of the positive CPI returns over the term of the Notes.

Each quarterly S&P return will be subject to a 4.00% cap (the "capped quarterly S&P return"). The "quarterly S&P return" will be an amount for each quarterly period calculated as follows:

                S&P Index ending level - S&P Index starting level
                -------------------------------------------------
                            S&P Index starting level

The "S&P Index starting level" for the first quarter will be the closing level of the S&P Index on the last business day of October 2004. For each quarter thereafter, the S&P Index starting level for each quarter will be the S&P Index ending level from the prior quarter.

The "S&P Index ending level" for each quarter will be the closing level of the S&P Index on the quarterly S&P observation date for that quarter.

The "quarterly S&P observation date" for each quarter will be the last business day of January, April, July and October, beginning in January 2005 and ending on the final valuation date.

THE TOTAL CPI RETURN AND ANY NEGATIVE QUARTERLY S&P RETURN WILL REDUCE THE SUM OF THE CAPPED QUARTERLY S&P RETURNS OVER THE TERM OF THE NOTES AND THEREFORE WILL REDUCE THE EQUITY PAYMENT.

You will not receive less than $1,000 per $1,000 principal amount of the Notes if you hold the Notes to maturity.

MATURITY DATE

The maturity date will be _______ (a date between November __, 2011 and November __, 2012, to be determined on the trade date), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

FINAL VALUATION DATE

The final valuation date will be ___________ (a date between October __, 2011 and October __, 2012, to be determined on the trade date), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than 10 business days.

MARKET DISRUPTION EVENT RELATED TO THE S&P 500(R) INDEX

As described above, the calculation agent will determine the S&P Index starting and ending levels. The determination of the S&P Index starting level (in the case of the first quarter) or any S&P Index ending level thereafter may be postponed if the calculation agent determines that, on the last business day of October 2004 or any relevant quarterly S&P observation date thereafter, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the S&P Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the S&P Index starting level (in the case of the first quarter) or any S&P Index ending level be postponed by more than ten business days.

If the determination of the S&P Index starting level (in the case of the first quarter) or any S&P Index ending level thereafter is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the S&P Index starting level (in the case of the first quarter) or any S&P Index ending level thereafter will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the S&P Index starting level (in the case of the first quarter) or any S&P Index ending level thereafter that would have prevailed in the absence of the market disruption event.

As set forth under "Payment at Maturity" above, the calculation agent will calculate on the final valuation date, the final S&P Index ending level and the amount you receive at maturity based on the sum of the capped quarterly S&P returns and the Total CPI return. If a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date, then the calculation agent will instead use the closing level of the S&P Index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days.

If the determination of the S&P Index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date. If the final S&P Index ending level is not available on the last possible final valuation date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the final S&P Index ending level that would have prevailed in the absence of the market disruption event or such other reason on the last possible final valuation date.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of S&P Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

> a suspension, absence or material limitation of trading in option or futures contracts relatinG to the S&P Index or a material number of S&P Index Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


> the S&P Index is not published, as determined by the calculation agent in its sole discretion

> in any other event, if the calculation agent determines in its sole discretion > that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" on page S-35.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market

> a decision to permanently discontinue trading in the option or futures contracts relating to the S&P Index or any S&P Index Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the S&P Index or any S&P Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE S&P INDEX; ALTERATION OF METHOD OF CALCULATION

If S&P discontinues publication of the S&P Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the S&P Index and approves as a successor index then the calculation agent will determine the quarterly S&P return, the S&P Index starting level (in the case of the first quarter), the S&P Index ending level on any quarterly S&P observation date, or the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the S&P Index is discontinued and that there is no successor index on any date when the level of the S&P Index is required to be determined, the

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

calculation agent will instead make the necessary determination by reference to a group of stocks or another index and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the S&P Index.

If the calculation agent determines that the securities included in the S&P Index or the method of calculating the S&P Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the S&P Index Constituent Stocks and whether the change is made by S&P under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the S&P Index Constituent Stocks or their issuers or is due to any other reason--that causes the S&P Index not to fairly represent the value of the S&P Index had such changes not been made or that otherwise affects the calculation of any quarterly S&P return, the S&P Index starting level (in the case of the first quarter), the S&P Index ending level on any quarterly S&P observation date, or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the S&P Index that it believes are appropriate to ensure that the quarterly S&P returns used to determine the amount payable on the maturity date are equitable. All determinations and adjustments to be made by the calculation agent with respect to the quarterly S&P Index return, S&P Index starting level, S&P Index ending level, the amount payable at maturity or otherwise relating to the level of the S&P Index may be made by the calculation agent in its sole discretion.

DISCONTINUANCE, REBASEMENT OR REVISION OF THE CPI; ALTERATION OF METHOD OF CALCULATION

There can be no assurance that the Bureau of Labor Statistics will not change the method by which it calculates the CPI. In addition, changes in the way the CPI is calculated could reduce the level of the CPI and lower the annual interest payments with respect to the Notes. Accordingly, the amount of interest, if any, payable on the Notes, and therefore the value of the Notes, may be significantly reduced. If the CPI is substantially altered, a substitute index may be employed to calculate the interest payable on the Notes, as described below, and that substitution may adversely affect the value of the Notes.

In determining the CPI ending level used to determine the interest rate for the relevant interest payment date, the calculation agent will use the most recently available value of the CPI for the relevant month, even if such value has been adjusted from a prior reported value for that month. In contrast, the initial CPI starting level for each 12-month period during which interest is calculated (except for the first such period) will always be the final CPI ending level for the 12-month period during which interest is calculated, even if such value has been adjusted since that such period. For the first interest payment date, the CPI starting level will be ____, the CPI level for August 2004 as reported by the Bureau of Labor Statistics as of the trade date. If the CPI level for August 2004 is adjusted after the trade date, the interest rate determined on the first interest payment date will not be revised, and in the case of a subsequent downward adjustment in the CPI value for August 2004, you will not receive any additional interest on the first interest payment date or any other interest payment date.

The Bureau of Labor Statistics occasionally rebases the CPI. The CPI was last rebased in January 1988. The current standard reference base period is 1982-1984 = 100. Prior to the release of the CPI for January 1988, the standard reference base was 1967 = 100. If the Bureau of Labor Statistics rebases the CPI during the time the Notes are outstanding, the calculation agent will continue to calculate increases in the CPI using the existing base year in effect for the CPI at the time of issuance of the Notes as long as the old CPI is still published. The conversion to a new reference base does not affect the measurement of the percentage changes in a given index series from one time period to another, except for rounding differences. Thus, rebasing might affect the published "headline" number often quoted in the financial press; however, the inflation calculation for the Notes should not be adversely affected by any such rebasing because changes in the old-based CPI can be calculated by using the percentage changes of the new rebased CPI. If the old-based CPI is not published, the calculation agent will calculate inflation using

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

the new CPI. However, as stated above, the conversion to a new reference base does not affect the measurement of the percentage changes in a given index series from one time period to another, except for rounding differences.

If, the CPI is discontinued or, if in the opinion of the Bureau of Labor Statistics, as evidenced by a public release, the CPI is substantially altered, the calculation agent will determine the interest rate on the Notes by reference to an applicable substitute index. The calculation agent will determine the substitute index, in its sole discretion, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the CPI or is in accordance with general market practice at the time. In doing this, the calculation agent may (but is not required to) determine the substitute index by selecting any substitute index that is chosen by the Secretary of the Treasury for the Department of The Treasury's Inflation-Linked Treasuries, as described at 62 Federal Register 846-874 (January 6, 1997).

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, any substitute index, all interest payments, market disruption events, business days, the default amount, the CPI starting and ending levels, the S&P Index starting and ending levels, the S&P Index ending levels and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the S&P Index and/or the CPI and/or listed and/or over-the-counter options or futures on S&P Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the S&P Index prior to or on the last business day of October 2004. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions of securities of issuers of the S&P Index Constituent Stocks,

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the CPI, the S&P Index or the value of the S&P Index Constituent Stocks,

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of S&P Index Constituent Stocks, listed or over-the-counter options or futures on S&P Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the CPI or the S&P Index or indices designed to track the performance of the CPI or the S&P Index or other components of the U.S. equity market.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-12 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

AS OF JUNE 30, 2004                                             CHF          USD
--------------------------------------------------------------------------------
                                                                 (IN MILLIONS)

Debt

  Debt issued(1) .......................................    171,863      134,206
                                                            -------     --------
  Total Debt ...........................................    171,863      134,206
Minority Interest(2) ...................................      5,031        3,929
Shareholders' Equity ...................................     34,680       27,081
                                                            -------     --------
Total capitalization ...................................    211,574      165,216
                                                            =======     ========

----------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.
(2) INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.78089.

Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of Sullivan & Cromwell LLP, the Notes will be treated as a debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of the Notes prior to your receipt of cash attributable to that income.

In general, if the amount of interest you receive on any payment date or the amount you receive at maturity is greater than the projected amount for that date, you must make a positive adjustment, generally increasing the amount of interest income on your Note. If the amount of interest you receive on any payment date or the amount you receive at maturity is less than the projected amount for that date, you must make a negative adjustment, generally decreasing the amount of interest income on that Note for that year, or allowing you to recognize ordinary loss to the extent of your total interest inclusions on your Note. Any negative adjustment that cannot be offset against current or prior year income may be carried forward to the next year.

We have determined the comparable yield for the Notes is equal to __% per annum, compounded semiannually, with a projected payment schedule of _______ in 2005, _____ in 2006, _______ in 2007, _______ in 2008, _______ in 2009, _______ in
2010, _______ in 2011 and _______ at maturity based on an investment of $1,000. Based upon this comparable yield, if you are an initial holder that holds a Note until maturity and you pay your taxes on a calendar year basis, you would generally be required to pay taxes on the following amounts of ordinary income from the Note each year: $____ in 2004, $____ in 2005, $____ in 2006, $____ in
2007, $___ in 2008, $____ in 2009, $___ in 2010, $___ in 2011 and $____ in 2012.

YOU ARE REQUIRED TO USE THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE SET FORTH ABOVE IN DETERMINING YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, UNLESS YOU TIMELY DISCLOSE AND JUSTIFY ON YOUR FEDERAL INCOME TAX RETURN THE USE OF A DIFFERENT COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.

THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED TO YOU FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, AND WE MAKE NO REPRESENTATIONS REGARDING THE AMOUNT OF CONTINGENT PAYMENTS WITH RESPECT TO THE NOTES.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

If, as of any date that is more than six months prior to the maturity date for the Notes, it is determined that the equity payment will necessarily be $____ or less (based on the prior capped quarterly returns), then it is likely that you would be permitted to recognize an ordinary loss at such time (which would be treated as a negative adjustment in an amount equal to the present value of the difference between the projected payment at maturity set forth above and the actual payment you are scheduled to receive upon the maturity of the Notes). You would then not make another negative adjustment upon the sale or maturity of the Notes.

If you purchase the Notes for an amount that differs from the Notes' adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the Notes and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue price of the Notes will equal the original issue price for the Notes plus any interest deemed to be accrued on the Notes (under the rules governing contingent payment obligations) as of the time you purchased the Notes.

If you purchase the Notes for an amount that is less than the adjusted issue price of the Notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the Notes for an amount that is greater than the adjusted issue price of the Notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time, less any negative adjustment carryforward determined in the taxable year of the sale or maturity, and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield for the Notes) decreased for any projected payment on your Note and increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your Note if you purchase your Note at a price other than the adjusted issue price.

Any gain you recognize upon the sale or maturity of the Notes will generally be ordinary interest income. Any loss you recognize at such time will generally be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL AND INTEREST

Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue and redemption of the Notes. However, the Notes sold through a bank or other dealer resident in Switzerland or Liechtenstein are subject to Turnover Tax.

RESIDENTS OF SWITZERLAND

We expect that, if you are resident for tax purposes in Switzerland, your investment in the Notes will be treated as a holding of bonds with a variable return that predominantly arises as a one-time return. You will thus be subject to income taxes on any annual interest payments in the years they fall due, on the equity payment (if any) we will make to you, as well as on any capital gain (excess of proceeds over your acquisition cost) in the event that you sell Notes to a third party.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. The Notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to __% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

You should rely only on the information
incorporated by reference or provided in this                    [Logo Omitted] UBS
prospectus supplement or the accompanying
prospectus. We have not authorized anyone to
provide you with different information. We are not
making an offer of these securities in any state                 Principal
where the offer is not permitted. You should not                 Protected
assume that the information in this prospectus                   Notes
supplement is accurate as of any date other than
the date on the front of the document.                           UBS AG $____
                                                                 NOTES LINKED TO THE
TABLE OF CONTENTS                                                CONSUMER PRICE INDEX AND
                                                                 THE S&P 500(R) INDEX
-------------------------------------------------                DUE ________

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ................    S-1
Risk Factors .................................   S-12
The Indices ..................................   S-19
Valuation of the Notes .......................   S-27
Specific Terms of the Notes ..................   S-28
Use of Proceeds and Hedging ..................   S-35            PROSPECTUS SUPPLEMENT
Capitalization of UBS ........................   S-36
Supplemental Tax Considerations ..............   S-37
ERISA Considerations .........................   S-40
Supplemental Plan of Distribution ............   S-41
                                                                 OCTOBER __, 2004
PROSPECTUS                                                       (TO PROSPECTUS DATED FEBRUARY 27, 2003)

Introduction .................................      3
Cautionary Note Regarding Forward-
  Looking Information ........................      5
Incorporation of Information About UBS
  AG .........................................      7
Where You Can Find More
  Information ................................      7
Presentation of Financial Information ........      8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others ......................      9
Capitalization of UBS ........................      9
UBS ..........................................     10
Use of Proceeds ..............................     12
Description of Debt Securities We May
  Offer ......................................     13
Description of Warrants We May Offer .........     35
Legal Ownership and Book-Entry
  Issuance ...................................     52
Considerations Relating to Indexed
  Securities .................................     58
Considerations Relating to Securities
  Denominated or Payable in or Linked to
  a Non-U.S. Dollar Currency .................     61
U.S. Tax Considerations ......................     64
Tax Considerations Under the Laws of
  Switzerland ................................     75
ERISA Considerations .........................     77
Plan of Distribution .........................     78            UBS INVESTMENT BANK
Validity of the Securities ...................     81            UBS FINANCIAL SERVICES INC.
Experts ......................................     81